EXHIBIT 32

Certifications by Chief Operating Officer (Interim Principal Executive Officer) and Principal Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002*

In connection with the Quarterly Report of Abercrombie & Fitch Co. (the “Corporation”) on Form 10-Q for the quarterly period ended April 30, 2016, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned Jonathan E. Ramsden, Chief Operating Officer (Interim Principal Executive Officer) of the Corporation, and Joanne C. Crevoiserat, Executive Vice President and Chief Financial Officer of the Corporation, certify, pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the consolidated financial condition and results of operations of the Corporation and its subsidiaries.

/s/ Jonathan E. Ramsden	/s/ Joanne C. Crevoiserat
Jonathan E. Ramsden Chief Operating Officer (Interim Principal Executive Officer)	Joanne C. Crevoiserat Executive Vice President and Chief Financial Officer

Date: June 6, 2016	Date: June 6, 2016

*
These certifications are being furnished as required by Rule 13a-14(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code, and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that Section. These certifications shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Corporation specifically incorporates these certifications by reference in such filing.